EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2006, relating to the financial statements of Williams-Sonoma, Inc. and managements report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 29, 2006.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 9, 2006